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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-43460, 33-44808, 33-48428, 333-05217, 333-05219, 333-94774, 333-48719, 333-05221, 333-58557, 333-58559, 333-58563, 33-48427, 33-63710, 33-79724, 333-85003, 333-84983, 333-58368, 333-100888, 333-100887 and 333-112748) and Forms S-3 (File Nos. 333-00460, 333-51879, 333-75561, 333-36958, 333-76502, 333-114342 and 333-121465) of Sepracor Inc. of our report dated March 16, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the restatement as described in Note U, as to which the date is September 12, 2006, relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated March 16, 2006 relating to the financial statement schedule, which appears in this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
September 12, 2006

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  Exhibit 23.1